Black Hills Corp. Reports 2025 Third-Quarter Results and Reaffirms 2025 Adjusted Earnings Guidance

•
Reaffirms 2025 adjusted earnings guidance in the range of $4.00 to $4.20 per share, excluding merger-related costs, same as prior GAAP guidance
•
Completed planned equity and debt financing activities for 2025
•
Filed settlement agreement for new customer rates at Nebraska natural gas utility
•
Completing construction of Ready Wyoming 260-mile transmission expansion project to be in service by year-end
•
Commenced construction of Lange II 99 MW generation facility in South Dakota to be in service during second half of 2026
•
Announced tax-free, all-stock merger with NorthWestern Energy in August and filed joint applications for regulatory approval in Montana, Nebraska and South Dakota in October

RAPID CITY, S.D. — Nov. 5, 2025 — Black Hills Corp. (NYSE: BKH) today announced financial results for the third quarter ended Sept. 30, 2025. Net income available for common stock and earnings per share, diluted (EPS) for the three and nine months ended Sept. 30, 2025, compared to the three and nine months ended Sept. 30, 2024, were:

	Three Months Ended Sept. 30,		Nine Months Ended Sept. 30,
	2025	2024	2025	2024
	(in millions, except per share amounts)
GAAP:
Net income available for common stock	$24.9	$24.4	$186.6	$175.0
Earnings per share, Diluted	$0.34	$0.35	$2.58	$2.52

Non-GAAP (a):
Adjusted earnings	$32.5	$24.4	$194.2	$175.0
Adjusted EPS	$0.45	$0.35	$2.68	$2.52

(a)
During the three and nine months ended Sept. 30, 2025, Black Hills incurred transaction costs of $0.10 per share and $0.11 per share, respectively, related to the NorthWestern Energy merger. See additional details in the GAAP-to-Non-GAAP reconciliation table in the Use of Non-GAAP Financial Measures section below. Minor differences may result due to rounding.

Third quarter GAAP EPS was $0.34 compared to $0.35 in 2024. Third quarter adjusted EPS of $0.45, excluding $0.10 of merger-related costs, compared to $0.35 in the same period in 2024, benefited from new rates and rider recovery of $0.21 per share, which more than offset higher financing and depreciation costs and unfavorable weather.

Year-to-date GAAP EPS was $2.58 compared to $2.52 in the same period in 2024. Year-to-date adjusted EPS of $2.68, excluding $0.11 of merger-related costs, compared to $2.52 in the same period in 2024 benefited from new rates and rider recovery of $0.68 per share, along with favorable weather, which more than offset higher operating expenses, financing and depreciation costs.

“Our team delivered strong financial and operational results while successfully advancing key regulatory and growth initiatives,” said Linn Evans, president and CEO of Black Hills Corp. “We completed our planned debt and equity financings for the year, maintaining strong credit quality and liquidity. In Nebraska, we secured a settlement for our natural gas rate review and are preparing to file a new Arkansas gas rate review by year-end. We also plan to file an electric rate review in South Dakota during the first quarter of 2026 – our first in more than a decade.

“Our $4.7 billion five-year capital plan prioritizes core customer needs for safety, reliability, and growth. By year-end, our 260-mile Ready Wyoming transmission expansion project will be complete, enabling a more reliable, interconnected grid to serve our customers. In 2026, our 99 MW Lange II generation project in South Dakota will replace aging infrastructure with advanced generation technology.

“Our five-year plan includes 500 MW of data center demand by 2029, driven by continued Microsoft expansion and Meta’s new AI data center, which will transition from construction power to permanent service later this year. We are also actively negotiating with high-quality partners, expanding our data center load pipeline to more than 3 GW from our previously disclosed pipeline of more than 1 GW. This would drive significant earnings growth incremental to our current plan through our innovative data center tariff and strategic investments in new transmission and generation.”

Merger with NorthWestern Energy Group, Inc.

Black Hills Corp. and NorthWestern Energy announced a tax-free, all-stock merger on Aug. 19, 2025. In October 2025, the companies filed joint applications for approval of the transaction with regulatory commissions in Montana, Nebraska and South Dakota. The companies anticipate filing an application with the Federal Energy Regulatory Commission (FERC) in the fourth quarter of 2025. The transaction is expected to close in the second half of 2026, subject to the satisfaction or waiver of certain closing conditions.

“We are advancing our proposed merger with NorthWestern Energy to create a premier Midwest utility presence with enhanced scale, resilience, and opportunities for growth as a combined company,” said Linn Evans, president and CEO of Black Hills Corp. “Our joint regulatory filings underscore the transaction’s substantial benefits for our customers and stakeholders.”

THIRD-QUARTER 2025 HIGHLIGHTS AND RECENT UPDATES

Electric Utilities

•
During the third quarter, Wyoming Electric continued construction of its 260-mile, $350-million Ready Wyoming electric transmission expansion project. The project is on track and expected to be completed and in service by year-end 2025. The project is expected to maintain long-term cost stability for customers, enhance system resiliency and access to power markets, support local economic growth and facilitate development of Wyoming’s strong wind and solar natural resources.

•
During the third quarter, South Dakota Electric commenced construction of its 99-megawatt, $280 million Lange II gas-fired generation project. The new facility is expected to be completed and in service during the second half of 2026. The addition of these resources will replace generation resources planned for retirement and support updated planning reserve margin requirements.

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In 2024, Colorado Electric received approval from the Colorado Public Utilities Commission (CPUC) of a portfolio of projects resulting from a competitive bidding process to pursue its Colorado Clean Energy Plan to reduce emissions 80% by 2030 off a 2005 baseline. The projects included a 50-megawatt utility-owned battery storage project, a 200-megawatt solar power purchase agreement, and a 100-megawatt utility-owned solar project. On Oct. 8, 2025, the company filed a settlement for its request for a certificate of public convenience and necessity for the battery storage project and anticipates approval by year-end. On Oct. 29, 2025, the CPUC recommended continuing negotiations on the 200-megawatt solar power purchase agreement and recommended no further action on the 100-megawatt utility-owned solar project.

Gas Utilities

•
On Oct. 7, Nebraska Gas filed for approval from the Nebraska Public Service Commission of a unanimous settlement agreement for its rate review filed May 1, 2025. The settlement, pending commission approval, includes $23.9 million of new annual revenue based on a capital structure of 51% equity and 49% debt, and a return on equity of 9.85%. The settlement also provides renewal of a five-year system safety and integrity rider, an insurance cost recovery tracker, and a two-year weather normalization pilot program. The settlement allows for final rates on Jan. 1, 2026, replacing interim rates that were effective on Aug. 1, 2025.

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On July 24, Kansas Gas received approval from the Kansas Corporation Commission of a settlement agreement for its rate review request seeking approval to recover approximately $118 million of system investments and increased operations and maintenance costs driven by inflation and operational needs to serve customers. The black box settlement provides approximately $10.8 million of new annual revenue, with new rates effective Aug. 1, 2025. The settlement provides the renewal of the company's safety and integrity rider and allows for a new insurance cost tracker with deferred accounting treatment. It also includes approval for the company to file an abbreviated case during the first quarter of 2026 that includes the addition of capital placed in service through Dec. 31, 2025.

Corporate and Other

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On Oct. 28, Black Hills’ board of directors approved a quarterly dividend of $0.676 per share payable on Dec. 1, 2025, to common shareholders of record at the close of business on Nov. 17, 2025. On an annualized basis, the dividend represents 55 consecutive years of increases, the second-longest track record in the electric and natural gas industry.

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On Oct. 2, Black Hills completed a public debt offering of $450 million, 4.55% senior unsecured notes due Jan. 31, 2031. Proceeds will be used to repay the $300 million aggregate principal amount of its notes due Jan. 15, 2026, at or before maturity. Any remaining net proceeds may be used for general corporate purposes.

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During the third quarter, the company issued a total of 2.6 million shares of new common stock for net proceeds of $154 million, including a block equity trade. Year to date, the company has issued a total of 3.7 million shares of new common stock for net proceeds of $220 million.

•
During the third quarter, Black Hills maintained its solid investment-grade credit ratings by rating agencies covering the company.
o
On Aug. 19, Moody's Ratings affirmed Black Hills' long-term issuer credit rating at Baa2 with a stable outlook
o
On Aug. 19, S&P Global Ratings affirmed Black Hills' issuer credit rating at BBB+ with a stable outlook

REAFFIRMS 2025 ADJUSTED EARNINGS GUIDANCE SAME AS PRIOR GAAP GUIDANCE

Black Hills reaffirms its guidance for 2025 adjusted earnings per share available for common stock* to be in the range of $4.00 to $4.20, based on the following assumptions issued on Feb. 5, 2025:

•
Normal weather conditions within our utility service territories
•
Constructive and timely outcomes of utility regulatory dockets;
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Excludes mark-to-market adjustments;
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No unplanned outages at our generation facilities;
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Compounded annual growth rate of approximately 3.5% for operations and maintenance expense (excludes depreciation and amortization and taxes other than income taxes) off 2023 of $552 million
•
Equity issuance between $215 million and $235 million; and
•
An effective tax rate of approximately 13% for the full year.

* The 2025 adjusted earnings per share guidance shown above is a forward-looking, non-GAAP financial measure. The company is not able to provide comparable GAAP earnings per share guidance due to items that are not considered representative of the company's underlying operating performance that cannot be reasonably quantified for the full year period. These items include NorthWestern merger-related costs of $0.11 per share for the nine months ended Sept. 30, 2025, as well as additional NorthWestern merger-related costs the company expects to incur in the fourth quarter of 2025, in addition to any other unplanned items that may affect GAAP results during the remainder of 2025.

USE OF NON-GAAP FINANCIAL MEASURES

Adjusted Earnings and Adjusted EPS

As noted in this earnings release, in addition to presenting its earnings information in conformity with Generally Accepted Accounting Principles (GAAP), the company has provided non-GAAP Adjusted earnings and Adjusted EPS, which reflect adjustments for expenses, gains and losses that the company believes do not reflect ongoing core operating performance.

The company’s management uses these non-GAAP financial measures as indicators for evaluating current periods and planning and forecasting future periods. The company also uses these non-GAAP measures when communicating with analysts and investors regarding our earnings results and outlook, as the company believes that these non-GAAP measures allow the company to more accurately compare its ongoing performance across periods. In providing adjusted earnings guidance, there could be differences between adjusted earnings and earnings prepared in accordance with GAAP as a result of our treatment of certain items, such as those described in the reconciliation below.

Limitations on the Use of Non-GAAP Measures

Non-GAAP measures have limitations as analytical tools and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. Our presentation of these non-GAAP financial measures should not be construed as an inference that our future results will not be affected by unusual, non-routine, or non-recurring items. The company is not able to provide a forward-looking quantitative GAAP to Non-GAAP reconciliation for non-GAAP measures due to items that are not considered representative of the company's underlying operating performance that cannot be reasonably quantified, including merger-related costs and any other unplanned items that may affect GAAP results during the remainder of 2025.

Our non-GAAP measures may not be comparable to those of other companies. Non-GAAP measures should be used in addition to and in conjunction with results presented in accordance with GAAP. Non-GAAP measures should not be considered as an alternative to net income, operating income or any other operating performance measure prescribed by GAAP, nor should these measures be relied upon to the exclusion of GAAP financial measures. Our non-GAAP measures reflect an additional way of viewing our operations that we believe, when viewed with our GAAP results and the reconciliation to the corresponding GAAP financial measures, provide a more complete understanding of factors and trends affecting our business than could be obtained absent this disclosure. Management strongly encourages investors to review our financial information in its entirety and not rely on a single financial measure.

	Three Months Ended Sept. 30,		Nine Months Ended Sept. 30,
	2025	2024	2025	2024
	(in millions, except per share amounts)
Net income available for common stock (GAAP)	$24.9	$24.4	$186.6	$175.0
Adjustment:
Merger-related costs	8.4	-	8.4	-
Less: tax effect of adjustment	(0.8)	-	(0.8)	-
Adjustment, net of tax	7.6	-	7.6	-

Adjusted earnings (non-GAAP)	$32.5	$24.4	$194.2	$175.0

Weighted average shares, diluted	72.9	70.6	72.4	69.3

Earnings per share, diluted (GAAP)	$0.34	$0.35	$2.58	$2.52
Adjustment:
Merger-related costs	0.11	-	0.12	-
Less: tax effect of adjustment	(0.01)	-	(0.01)	-
Adjustment, net of tax	0.10	-	0.11	-
Rounding	0.01	-	(0.01)	-
Adjusted EPS (non-GAAP)	$0.45	$0.35	$2.68	$2.52

BLACK HILLS CORPORATION

CONSOLIDATED FINANCIAL RESULTS

(Minor differences may result due to rounding)

	Three Months Ended Sept. 30,		Nine Months Ended Sept. 30,
	2025	2024	2025	2024
	(in millions, except per share amount)
Revenue	$430.2	$401.6	$1,674.5	$1,530.6

Operating expenses:
Fuel, purchased power and cost of natural gas sold	112.0	94.5	595.7	518.2
Operations and maintenance	150.8	145.6	452.2	420.8
Depreciation and amortization	71.5	69.3	210.5	201.8
Taxes other than income taxes	17.2	16.4	50.0	50.0
Total operating expenses	351.5	325.8	1,308.4	1,190.8

Operating income	78.7	75.8	366.1	339.8

Interest expense, net	(49.4)	(45.2)	(149.6)	(131.9)
Other income (expense), net	0.6	(1.3)	1.1	(1.7)
Income tax benefit (expense)	(4.0)	(2.9)	(26.5)	(23.6)
Net income	25.9	26.4	191.1	182.6
Net income attributable to non-controlling interest	(1.0)	(2.0)	(4.5)	(7.6)
Net income available for common stock	$24.9	$24.4	$186.6	$175.0

Weighted average common shares outstanding:
Basic	72.8	70.5	72.3	69.2
Diluted	72.9	70.6	72.4	69.3

Earnings per share:
Earnings per share, Basic	$0.34	$0.35	$2.58	$2.53
Earnings per share, Diluted	$0.34	$0.35	$2.58	$2.52

CONSOLIDATING INCOME STATEMENTS

(Minor differences may result due to rounding)

	Consolidating Income Statement
Three Months Ended Sept. 30, 2025	Electric Utilities	Gas Utilities	Corporate and Other	Total
	(in millions)
Revenue	$249.7	$184.4	$(3.9)	$430.2

Fuel, purchased power and cost of natural gas sold	69.8	42.3	(0.1)	112.0
Operations and maintenance	69.8	80.3	0.7	150.8
Depreciation and amortization	38.3	33.2	-	71.5
Taxes other than income taxes	9.4	7.8	-	17.2
Operating income	$62.4	$20.8	$(4.5)	$78.7

Interest expense, net				(49.4)
Other income (expense), net				0.6
Income tax benefit (expense)				(4.0)
Net income				25.9
Net income attributable to non-controlling interest				(1.0)
Net income available for common stock				$24.9

	Consolidating Income Statement
Three Months Ended Sept. 30, 2024	Electric Utilities	Gas Utilities	Corporate and Other	Total
	(in millions)
Revenue	$232.5	$173.6	$(4.5)	$401.6

Fuel, purchased power and cost of natural gas sold	54.9	39.7	(0.1)	94.5
Operations and maintenance	65.1	84.8	(4.3)	145.6
Depreciation and amortization	38.0	31.3	-	69.3
Taxes other than income taxes	9.4	6.9	0.1	16.4
Operating income	$65.1	$10.9	$(0.2)	$75.8

Interest expense, net				(45.2)
Other income (expense), net				(1.3)
Income tax benefit (expense)				(2.9)
Net income				26.4
Net income attributable to non-controlling interest				(2.0)
Net income available for common stock				$24.4

Three Months Ended Sept. 30, 2025, Compared to the Three Months Ended Sept. 30, 2024

•
Electric Utilities’ operating income decreased $2.7 million primarily due to milder weather and higher operating expenses partially offset by new rates and rider recovery;
•
Gas Utilities’ operating income increased $9.9 million primarily due to new rates and rider recovery driven by the Arkansas Gas, Kansas Gas, and Nebraska Gas rate reviews and lower operating expenses partially offset by the unfavorable margin impacts of wet summer weather on Nebraska irrigation loads;
•
Corporate and Other operating loss increased $4.3 million primarily due to $8.4 million of NorthWestern merger-related costs partially offset by an unallocated favorable true-up of operating expenses; and

•
Interest expense, net increased $4.2 million primarily due to higher CP Program borrowings and lower interest income on lower cash and cash equivalents balances partially offset by higher AFUDC debt driven by construction work-in-progress balances related to the Lange II and Ready Wyoming projects.

	Consolidating Income Statement
Nine Months Ended Sept. 30, 2025	Electric Utilities	Gas Utilities	Corporate and Other	Total
	(in millions)
Revenue	$706.3	$979.9	$(11.7)	$1,674.5

Fuel, purchased power and cost of natural gas sold	192.2	403.7	(0.2)	595.7
Operations and maintenance	207.8	248.5	(4.1)	452.2
Depreciation and amortization	113.0	97.6	(0.1)	210.5
Taxes other than income taxes	27.6	22.4	-	50.0
Operating income	$165.7	$207.7	$(7.3)	$366.1

Interest expense, net				(149.6)
Other income (expense), net				1.1
Income tax benefit (expense)				(26.5)
Net income				191.1
Net income attributable to non-controlling interest				(4.5)
Net income available for common stock				$186.6

	Consolidating Income Statement
Nine Months Ended Sept. 30, 2024	Electric Utilities	Gas Utilities	Corporate and Other	Total
	(in millions)
Revenue	$659.8	$884.2	$(13.4)	$1,530.6

Fuel, purchased power and cost of natural gas sold	155.7	362.9	(0.4)	518.2
Operations and maintenance	190.5	242.6	(12.3)	420.8
Depreciation and amortization	108.9	92.8	0.1	201.8
Taxes other than income taxes	28.7	21.3	-	50.0
Operating income	$176.0	$164.6	$(0.8)	$339.8

Interest expense, net				(131.9)
Other income (expense), net				(1.7)
Income tax benefit (expense)				(23.6)
Net income				182.6
Net income attributable to non-controlling interest				(7.6)
Net income available for common stock				$175.0

Nine Months Ended Sept. 30, 2025, Compared to the Nine Months Ended Sept. 30, 2024

•
Electric Utilities’ operating income decreased $10.3 million primarily due to higher operating expenses, unplanned generation outages, lower transmission services revenues and unfavorable weather partially offset by new rates and rider recovery;
•
Gas Utilities’ operating income increased $43.1 million primarily due to new rates and rider recovery driven by the Arkansas Gas, Iowa Gas, Kansas Gas, and Nebraska Gas rate reviews and favorable weather partially offset by higher operating expenses;
•
Corporate and Other operating loss increased $6.5 million primarily due to $8.4 million of NorthWestern merger-related costs;
•
Interest expense, net increased $17.7 million due to higher interest rates on long-term debt, higher CP Program borrowings and lower interest income on lower cash and cash equivalents balances partially offset by higher AFUDC debt driven by construction work-in-progress balances related to the Lange II and Ready Wyoming projects;
•
Other income, net, increased $2.8 million primarily due to higher AFUDC equity driven by construction work-in-progress balances related to the Lange II and Ready Wyoming projects;
•
Income tax expense increased $2.9 million primarily due to higher pre-tax income; and
•
Net income attributable to non-controlling interest decreased $3.1 million due to lower net income from Black Hills Colorado IPP primarily driven by unplanned generation outages.

OPERATING STATISTICS

Electric Utilities

	Revenue				Quantities Sold
	Three Months Ended Sept. 30,		Nine Months Ended Sept. 30,		Three Months Ended Sept. 30,		Nine Months Ended Sept. 30,
By Customer Class	2025	2024	2025	2024	2025	2024	2025	2024
	(in millions)				(in GWh)
Retail Revenue -
Residential	$68.8	$66.1	$189.3	$179.4	393.5	411.1	1,120.9	1,123.4
Commercial	74.6	70.7	210.3	199.9	561.6	571.9	1,578.5	1,590.6
Industrial (a)	49.8	41.6	147.3	126.8	639.1	531.5	1,912.8	1,643.4
Municipal	4.6	4.4	13.4	12.8	41.4	41.4	110.1	111.7
Other Retail	3.5	3.5	10.3	10.5	—	—	—	—
Subtotal Retail Revenue - Electric	201.3	186.3	570.6	529.4	1,635.6	1,555.9	4,722.3	4,469.1
Wholesale	5.5	6.1	16.9	21.1	110.5	124.4	366.7	459.2
Market - off-system sales	16.3	10.7	38.3	22.8	267.0	227.0	660.6	506.8
Transmission	11.1	13.6	33.3	39.1	—	—	—	—
Other (b)	15.5	15.8	47.2	47.4	—	—	—	—
Total Revenue and Quantities Sold	$249.7	$232.5	$706.3	$659.8	$2,013.1	$1,907.3	5,749.6	5,435.1
Other Uses, Losses, or Generation, net (c)					112.9	110.7	332.4	237.5
Total Energy					2,126.0	2,018.0	6,082.0	5,672.6

(a)
The increase in industrial revenues and quantities sold for the three and nine months ended Sept. 30, 2025, compared to the same periods in 2024, was primarily driven by Wyoming Electric LPCS Tariff and BCIS Tariff customers.
(b)
Includes Integrated Generation, inter-segment rent, and non-regulated services to our retail customers under the Service Guard Comfort Plan and Tech Services.
(c)
Includes company uses and line losses.

	Revenue				Quantities Sold
	Three Months Ended Sept. 30,		Nine Months Ended Sept. 30,		Three Months Ended Sept. 30,		Nine Months Ended Sept. 30,
By Business Unit	2025	2024	2025	2024	2025	2024	2025	2024
	(in millions)				(in GWh)
Colorado Electric	$79.6	$74.9	$218.3	$208.7	621.3	675.4	1,677.7	1,816.8
South Dakota Electric	90.6	86.0	255.5	242.5	711.8	669.8	2,032.7	1,882.3
Wyoming Electric	68.6	60.3	200.0	176.7	659.9	537.1	1,970.9	1,661.8
Integrated Generation	10.9	11.3	32.5	31.9	20.1	25.0	68.3	74.2
Total Revenue and Quantities Sold	$249.7	$232.5	$706.3	$659.8	2,013.1	1,907.3	5,749.6	5,435.1

	Three Months Ended Sept. 30,				Nine Months Ended Sept. 30,
	2025		2024		2025		2024
Degree Days	Actual	Variance from Normal	Actual	Variance from Normal	Actual	Variance from Normal	Actual	Variance from Normal
Heating Degree Days:
Colorado Electric	34	(15)%	19	(57)%	3,390	8%	3,050	(8)%
South Dakota Electric	86	(41)%	48	(71)%	4,432	---	4,080	(12)%
Wyoming Electric	157	---	109	(35)%	4,382	2%	4,135	(8)%
Combined (a)	77	(24)%	47	(58)%	3,952	3%	3,624	(10)%

Cooling Degree Days:
Colorado Electric	770	(13)%	904	5%	1,005	(14)%	1,247	10%
South Dakota Electric	598	10%	789	57%	760	15%	903	48%
Wyoming Electric	277	(31)%	368	(6)%	337	(30)%	486	6%
Combined (a)	610	(8)%	756	17%	785	(8)%	975	19%

(a)
Degree days are calculated based on a weighted average of total customers by state.

	Three Months Ended Sept. 30,		Nine Months Ended Sept. 30,
Contracted generating facilities Availability(a) by fuel type	2025	2024	2025	2024
Coal	77.3%	90.7%	80.6%	87.3%
Natural gas and diesel oil	97.9%	98.0%	94.2%	95.4%
Wind	82.8%	92.3%	82.6%	91.6%
Total Availability (b)	89.9%	95.1%	88.7%	92.5%

Wind Capacity Factor (a)	26.1%	32.0%	32.4%	36.2%

(a)
Availability and Wind Capacity Factor are calculated using a weighted average based on capacity of our generating fleet.
(b)
2025 included unplanned outages at Wygen III, Pueblo Airport Generation #4-5, and Busch Ranch I and II. 2024 includes unplanned outages at Wygen I and Pueblo Airport Generation #4-5.

OPERATING STATISTICS (continued)

Gas Utilities

	Revenue				Quantities Sold and Transported
	Three Months Ended Sept. 30,		Nine Months Ended Sept. 30,		Three Months Ended Sept. 30,		Nine Months Ended Sept. 30,
By Customer Class	2025	2024	2025	2024	2025	2024	2025	2024
	(in millions)				(Dth in millions)
Retail Revenue -
Residential	$86.0	$76.2	$543.4	$476.5	3.6	3.5	41.5	38.2
Commercial	30.0	27.2	206.3	183.9	2.5	2.4	20.5	19.3
Industrial	8.2	7.6	21.3	18.5	2.0	2.4	4.4	5.1
Other Retail (a)	4.4	6.5	26.0	28.9	—	—	—	—
Subtotal Retail Revenue - Gas	128.6	117.5	797.0	707.8	8.1	8.3	66.4	62.6
Transportation	43.6	43.2	143.4	130.9	36.2	35.8	122.8	117.0
Other (b)	12.2	12.9	39.5	45.5	—	—	—	—
Total Revenue and Quantities Sold	$184.4	$173.6	$979.9	$884.2	44.3	44.1	189.2	179.6

(a)
Includes Black Hills Energy Services revenue under the Choice Gas Program.
(b)
Includes inter-segment rent and non-regulated services under the Service Guard Comfort Plan, Tech Services, and HomeServe.

	Revenue				Quantities Sold and Transported
	Three Months Ended Sept. 30,		Nine Months Ended Sept. 30,		Three Months Ended Sept. 30,		Nine Months Ended Sept. 30,
By Business Unit	2025	2024	2025	2024	2025	2024	2025	2024
	(in millions)				(Dth in millions)
Arkansas Gas	$31.0	$25.4	$196.5	$167.2	4.9	4.5	23.4	21.5
Colorado Gas	27.9	31.5	182.7	191.5	3.5	3.3	21.9	21.3
Iowa Gas	21.7	21.0	138.6	110.4	6.1	5.8	28.1	26.4
Kansas Gas	23.7	19.6	114.9	90.8	8.6	8.5	27.9	26.1
Nebraska Gas	57.2	54.2	245.4	218.9	15.6	16.5	61.7	58.1
Wyoming Gas	22.9	21.9	101.8	105.4	5.6	5.5	26.2	26.2
Total Revenue and Quantities Sold	$184.4	$173.6	$979.9	$884.2	44.3	44.1	189.2	179.6

	Three Months Ended Sept. 30,				Nine Months Ended Sept. 30,
	2025		2024		2025		2024
Heating Degree Days	Actual	Variance from Normal	Actual	Variance from Normal	Actual	Variance from Normal	Actual	Variance from Normal
Arkansas Gas (a)	1	(92)%	9	(40)%	2,151	(3)%	1,925	(18)%
Colorado Gas	99	(7)%	80	(29)%	3,758	---	3,613	(5)%
Iowa Gas	75	2%	45	(47)%	4,003	(1)%	3,450	(19)%
Kansas Gas (a)	18	(20)%	19	(26)%	3,001	7%	2,576	(11)%
Nebraska Gas	41	(23)%	22	(65)%	3,633	---	3,281	(12)%
Wyoming Gas	153	(22)%	132	(37)%	4,586	---	4,384	(6)%
Combined (b)	71	(11)%	50	(43)%	3,811	(1)%	3,502	(11)%

(a)
Arkansas Gas and Kansas Gas have weather normalization mechanisms that mitigate the weather impact on revenue.
(b)
The combined heating degree days are calculated based on a weighted average of total customers by state excluding Kansas Gas due to its weather normalization mechanism. Arkansas Gas is partially excluded based on the weather normalization mechanism in effect from November through April.

CONFERENCE CALL AND WEBCAST

Black Hills will host a live conference call and webcast at 11 a.m. EST on Thursday, Nov. 6, 2025, to discuss the company's financial results.

To participate by phone and ask a question during the live broadcast, participants can access the event directly at Black Hills Corp. Conference Q&A. Please allow at least five minutes to register. Upon registration, dial-in information will be provided, including a personal identification number.

To access a listen-only webcast and view presentation slides, please register at Black Hills Corp. Webcast. At the conclusion of the call, a replay of the broadcast will be available at this link and at Black Hills’ investor relations website for up to one year.

EEI FINANCIAL CONFERENCE ATTENDANCE

Leadership from Black Hills will be attending the 2025 Edison Electric Institute Financial Conference taking place from Nov. 9, 2025, though Nov. 11, 2025. An investor presentation will be available prior to the conference on Black Hills' website at www.blackhillscorp.com under "Events and Presentations."

ABOUT BLACK HILLS CORP.

Black Hills Corp. (NYSE: BKH) is a customer-focused, growth-oriented utility company with a tradition of improving life with energy and a vision to be the energy partner of choice. Based in Rapid City, South Dakota, the company serves 1.35 million natural gas and electric utility customers in eight states: Arkansas, Colorado, Iowa, Kansas, Montana, Nebraska, South Dakota and Wyoming. More information is available at www.blackhillscorp.com.

CAUTION REGARDING FORWARD-LOOKING STATEMENTS

This press release includes “forward-looking statements” as defined by the Securities and Exchange Commission. We make these forward-looking statements in reliance on the safe harbor protections provided under the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements. This includes, without limitations, our 2025 earnings guidance, long-term growth target and our expectations for regulatory filings for and the closing of the merger with NorthWestern Energy. These forward-looking statements are based on assumptions which we believe are reasonable based on current expectations and projections about future events and industry conditions and trends affecting our business. However, whether actual results and developments will conform to our expectations and predictions is subject to a number of risks and uncertainties that, among other things, could cause actual results to differ materially from those contained in the forward-looking statements, including without limitation, the risk factors described in Item 1A of Part I of our 2024 Annual Report on Form 10-K, Exhibit 99.4 to our Current Report on Form 8-K filed on Sept. 15, 2025, Item 1A of our forthcoming Quarterly Report on Form 10-Q for the quarter ended Sept. 30, 2025, and other reports that we file with the SEC from time to time, and the following:

•
The accuracy of our assumptions on which our earnings guidance and long-term growth target is based;
•
Our ability to obtain adequate cost recovery for our utility operations through regulatory proceedings and favorable rulings on periodic applications to recover costs for capital additions, plant retirements and decommissioning, fuel, transmission, purchased power, and other operating costs and the timing in which new rates would go into effect;
•
Our ability to complete our capital program in a cost-effective and timely manner;
•
Our ability to execute on our strategy;
•
Our ability to successfully execute our financing plans;
•
The effects of changing interest rates;
•
Our ability to achieve our greenhouse gas emissions intensity reduction goals;
•
The impact of future governmental regulation;
•
Our ability to overcome the impacts of supply chain disruptions on availability and cost of materials;
•
The effects of inflation, tariffs and volatile energy prices;
•
Our ability to obtain sufficient insurance coverage at reasonable costs and whether such coverage will protect us against significant losses;
•
The expected timing and likelihood of completion and our ability to realize the anticipated benefits of the proposed merger with NorthWestern Energy Group, Inc., including the timing, receipt and terms and conditions of any required governmental and regulatory approvals of the proposed acquisition that could reduce anticipated benefits or give rise to the termination of the merger; and
•
Other factors discussed from time to time in our filings with the SEC.

New factors that could cause actual results to differ materially from those described in forward-looking statements emerge from time-to-time, and it is not possible for us to predict all such factors, or the extent to which any such factor or combination of factors may cause actual results to differ from those contained in any forward-looking statement. We assume no obligation to update publicly any such forward-looking statements, whether as a result of new information, future events or otherwise.

NO OFFERS OR SOLICITATION

This document is for informational purposes only and is not intended to and shall not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made, except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.

IMPORTANT INFORMATION AND WHERE TO FIND IT

Black Hills intends to file a registration statement on Form S-4 with the SEC to register the shares of Black Hills’ common stock that will be issued to NorthWestern stockholders in connection with the pending merger transaction. The registration statement will include a joint proxy statement of Black Hills and NorthWestern that will also constitute a prospectus of Black Hills. The definitive joint proxy statement/prospectus will be sent to the stockholders of each of Black Hills and NorthWestern in connection with the pending merger transaction. Additionally, Black Hills and NorthWestern will file other relevant materials in connection with the pending merger transaction with the SEC. Investors and security holders are urged to read the registration statement and joint proxy statement/prospectus when they become available (and any other documents filed with the SEC in connection with the transaction or incorporated by reference into the joint proxy statement/prospectus) because such documents will contain important information regarding the pending merger transaction and related matters. Investors and security holders may obtain free copies of these documents and other documents filed with the SEC by Black Hills or NorthWestern through the website maintained by the SEC at http://www.sec.gov or by contacting the investor relations department of Black Hills or NorthWestern at investorrelations@blackhillscorp.com or travis.meyer@northwestern.com, respectively.

Before making any voting or investment decision, investors and security holders of Black Hills and NorthWestern are urged to read carefully the entire registration statement and joint proxy statement/prospectus when they become available, including any amendments thereto (and any other documents filed with the SEC in connection with the pending merger transaction) because they will contain important information about the pending merger transaction. Free copies of these documents may be obtained as described above.

PARTICIPANTS IN SOLICITATION

Black Hills, NorthWestern and certain of their directors and executive officers may be deemed participants in the solicitation of proxies from the stockholders of each of Black Hills and NorthWestern in connection with the pending merger transaction. Information regarding the directors and executive officers of Black Hills and NorthWestern and other persons who may be deemed participants in the solicitation of the stockholders of Black Hills or of NorthWestern in connection with the pending merger transaction will be included in the joint proxy statement/prospectus related to the pending merger transaction, which will be filed by Black Hills with the SEC. Information about the directors and executive officers of Black Hills and their ownership of Black Hills common stock can also be found in Black Hills’ filings with the SEC, including its Annual Report on Form 10-K for the fiscal year ended Dec. 31, 2024, which was filed on Feb. 12, 2025, under the header “Information About Our Executive Officers,” and its Proxy Statement on Schedule 14A, which was filed on March 14, 2025, under the headers “Election of Directors” and “Security Ownership of Management and Principal Shareholders,” and other documents subsequently filed by Black Hills with the SEC. Information about the directors and executive officers of NorthWestern and their ownership of NorthWestern common stock can also be found in NorthWestern’s filings with the SEC, including its Annual Report on Form 10-K for the fiscal year ended Dec. 31, 2024, which was filed on Feb. 13, 2025, under the header “Information About Our Executive Officers” and its Proxy Statement on Schedule 14A, which was filed on March 12, 2025, under the headers “Election of Directors” and “Who Owns our Stock”. To the extent any such person's ownership of Black Hills’ or NorthWestern’s securities, respectively, has changed since the filing of such proxy statement, such changes have been or will be reflected on Forms 3, 4 or 5 filed with the SEC. Additional information regarding the interests of such participants will be included in the joint proxy statement/prospectus and other relevant documents regarding the pending merger transaction filed with the SEC when they become available.

Investor Relations:
Sal Diaz
Phone	605-399-5079
Email	investorrelations@blackhillscorp.com

Media Contact:
24-hour Media Assistance	888-242-3969